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                      EXHIBIT 1.(8)(c)

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                    FUND PARTICIPATION AGREEMENT
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General American Life Insurance Company ("Insurance Company"), Van Eck
Investment Trust ("Trust") and the Trust's investment adviser, Van Eck Associates Corporation ("Adviser") hereby agree that shares of the series of the Trust as listed on Exhibit A, as it may, from time to time, be amended ("Portfolios"), shall be made available to serve as an underlying investment medium for certain variable life insurance contracts ("Contracts") to be offered by Insurance Company subject to the following provisions:

1. The Trust represents that it engages in business as an open-end management investment company organized as a "business trust" under the laws of the Commonwealth of Massachusetts and is available to act as the investment vehicle for separate accounts established for variable life insurance policies and variable annuity contracts to be offered by insurance companies which have entered into participation agreements with the Trust.

2. The Trust represents that it has obtained an order from the Securities and Exchange Commission ("SEC"), dated September 19, 1990 (File No 811-5083), granting Participating Insurance Companies and variable annuity and variable life insurance separate accounts exemptions from the provisions of Sections 9(a), 13(a), 15(a) and 15(b) of the Investment Company Act of 1940, as amended (the "1940 Act") and Rules 6e-2(b)(15) and 6e-3(T)(b)(15)
    thereunder to the extent necessary to permit shares of the Trust to be sold to and held by variable annuity and variable life insurance separate accounts of both affiliated and unaffiliated life insurance companies.

3. The Trust agrees that shares of the Trust will be sold only to Participating Insurance Companies and their separate accounts. No shares of any Portfolio will be sold to the general public.

4. Insurance Company represents that it has established Separate Account Eleven (the "Variable Account"), a separate account under Missouri law, and has registered it as a unit investment trust under the 1940 Act to set aside and invest assets attributed to one or more of the Contracts. The Contracts provide for the allocation of net amounts received by Insurance Company to separate series of the Variable Account for investment in the shares of specified investment companies selected among those companies available through the Variable Account to fund certain of the Contracts. Selection of a particular investment company is made by the Contract owner who may change such selection from time to time in accordance with the terms of the applicable Contract.

5. The Trust or the Adviser will provide closing net asset value, dividend and capital gain information at the close of trading each business day to Insurance Company. Insurance Company will use this data to calculate unit values on a daily basis as soon as reasonably practical after the net asset value per share is calculated. Orders will be executed on a daily basis at the net asset value next computed after receipt by the Trust or its designee of the order for the shares of the Trust. For purposes of this paragraph, Insurance Company shall be the designee of the Trust for receipt of such orders. Payment for purchases will be wired to a custodial account designated by the Trust or the Adviser on the next business day after an order to purchase is made in accordance with this paragraph. Income, dividends and capital gains distributions shall be reinvested in additional shares at the ex-date net asset value. Insurance Company reserves the right to require that all such income, dividends and capital gains distributions be received in

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    cash.

6. All expenses incident to the performance by the Trust under this Agreement shall be paid by the Trust. The Trust shall pay the cost of registration of Trust shares with the SEC. The Trust shall distribute, to the Variable Account, proxy material, periodic Trust reports to shareholders and other material the Trust may require to be sent to Contract owners. The Trust shall pay the cost of qualifying Trust shares in states where required. The Trust will provide Insurance Company with a reasonable quantity of the Trust's Prospectus and the reports to be used in contemplation of this Agreement. The Trust will provide Insurance Company with a copy of the Statement of Additional Information suitable for duplication.

7. Insurance Company and its agents shall make no representations concerning the Trust or Trust shares except those contained in the registration statement and the then current prospectus of the Trust and in reports or proxy statements for the Trust and in current printed sales literature and promotional material approved by the Trust or its designee, except with the permission of the Trust or its designee.

8. Insurance Company shall bear the expenses of printing and distributing the Trust's prospectus to owners of Contracts issued by Insurance Company and of distributing the Trust's proxy materials and reports to such Contract owners.

9. The Trust will at all times invest money from the Contracts in such a manner as to ensure that the Contracts will be treated as variable contracts under the Internal Revenue Code of 1986, as amended (the "Code"), and the regulations issued thereunder. Without limiting the scope of the foregoing, the Trust shall comply with Sections 817(h) and 851 of the Code and the regulations thereunder, and the applicable provisions of the 1940 Act relating to the diversification requirements for variable annuity, endowment, and life insurance contracts. Upon request, the Trust shall provide Insurance Company with a letter from the appropriate Trust officer certifying the Trust's compliance with the diversification requirements and qualification as a regulated investment company.

10. Insurance Company agrees to inform the Board of Trustees of the Trust of the existence of, or any potential for, any material irreconcilable conflict of interest between the interests of the Contract owners of the Variable Account investing in the Trust and/or any other separate account of any other insurance company investing in the Trust.

    A material irreconcilable conflict may arise for a variety of reasons, including:

    (a)  an action by any state insurance or other regulatory authority;

    (b) a change in applicable federal or state insurance, tax or securities laws or regulations, or a public ruling, private letter ruling, or any similar action by insurance, tax or securities regulatory authorities;

    (c)  an administrative or judicial decision in any relevant proceeding;

    (d) the manner in which the investments of any Portfolio are being managed;

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    (e)  a difference in voting instructions given by variable annuity contract and variable life insurance contract owners; or

    (f) a decision by an insurer to disregard the voting instructions of contract owners.

    Insurance Company will be responsible for assisting the Board of Trustees of the Trust in carrying out its responsibilities by providing the Board with all information reasonably necessary for the Board to consider any issue raised, including information as to a decision by Insurance Company to disregard voting instructions of Contract owners.

    It is agreed that if it is determined by a majority of the members of the Board of Trustees of the Trust or a majority of its disinterested Trustees that a material irreconcilable conflict exists affecting Insurance Company, Insurance Company shall, at its own expense, take whatever steps are necessary to remedy or eliminate the irreconcilable material conflict, which steps may include, but are not limited to,

    (a) withdrawing the assets allocable to some or all of the separate accounts from the Trust or any Portfolio and reinvesting such assets in a different investment medium, including another Portfolio of the Trust or submitting the question of whether such segregation should be implemented to a vote of all affected Contract owners and, as appropriate, segregating the assets of any particular group (i.e., annuity contract owners, life insurance contract owners or variable contract owners of one or more Participating Insurance Companies) that votes in favor of such segregation, or offering to the affected contract owners the option of making such a change; and

    (b) establishing a new registered management investment company or managed separate account.

    If a material irreconcilable conflict arises because of Insurance Company's decision to disregard Contract owner voting instructions and that decision represents a minority position or would preclude a majority vote, Insurance Company may be required, at the Trust's election, to withdraw the Variable Account's investment in the Trust. No charge or penalty will be imposed against the Variable Account as a result of such withdrawal. Insurance Company agrees that any remedial action taken by it in resolving any material conflicts of interest will be carried out with a view only to the interests of Contract owners.

    For purposes hereof, a majority of the disinterested members of the Board of Trustees of the Trust shall determine whether any proposed action adequately remedies any material irreconcilable conflict. In no event will the Trust be required to establish a new funding medium for any Contracts. Insurance Company shall not be required by the terms hereof to establish a new funding medium for any Contracts if an offer to do so has been declined by vote of a majority of affected Contract owners.

    The Trust will undertake to promptly make known to Insurance Company the Board of Trustees' determination of the existence of a material irreconcilable conflict and its implications.

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11. This Agreement shall terminate as to the sale and issuance of new
    Contracts:

    (a) at the option of Insurance Company, the Adviser or the Trust upon six months' advance written notice to the other parties;

    (b) at the option of Insurance Company, by written notice to the Trust, if Trust shares are not available for any reason to meet the requirements of Contracts as determined by Insurance Company;

    (c) at the option of Insurance Company, the Adviser or the Trust, upon institution of formal proceedings against the broker-dealer or broker-dealers marketing the Contracts, the Variable Account, Insurance Company or the Trust by the National Association of Securities Dealers ("NASD"), the SEC or any other regulatory body;

    (d) upon a decision by Insurance Company, in accordance with regulations of the SEC, to substitute such Trust shares with the shares of another investment company for Contracts for which the Trust shares have been selected to serve as the underlying investment medium. Insurance Company will give 60 days' written notice to the Trust and the Adviser of any proposed vote to replace Trust shares;

    (e) upon assignment of this Agreement unless made with the written consent of each other party;

    (f) at the option of Insurance Company, in the event Trust shares are not registered, issued or sold in conformance with Federal law or such law precludes the use of Trust shares as an underlying investment medium of Contracts issued or to be issued by Insurance Company. Prompt notice shall be given by either party to the other in the event the conditions of this provision occur.

12. Termination as the result of any cause listed in the preceding paragraph shall not affect the Trust's obligation to furnish Trust shares for Contracts then in force for which the shares of the Trust serve or may serve as an underlying medium, unless such further sale of Trust shares is proscribed by law or the SEC or other regulatory body.

13. Each notice required by this Agreement shall be given by wire and confirmed in writing by registered or certified mail to:

       If to Insurance Company:
       General American Life Insurance Company
       700 Market Street
       St. Louis, Missouri 63101
       Attn: Legal Department

       If to the Trust:
       Van Eck Investment Trust
       122 East 42nd Street
       New York, New York 10168
       Attn: President

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       If to the Adviser:
       Van Eck Associates Corporation
       122 East 42nd Street
       New York, New York 10168
       Attn: President

14. Advertising and sales literature in which the Trust or the Adviser is named will be submitted to the Trust for review before such material is submitted to the SEC or NASD for review.

15. Insurance Company will distribute all proxy material furnished by the Trust. If and to the extent required by law, Insurance Company shall (a) solicit voting instructions from Contract owners; (b) vote Trust shares in accordance with instructions received from the Contract owners of such Trust shares; and (c) vote the Trust shares for which no instructions have been received in the same proportion as Trust shares for which said instructions have been received from Contract owners so long as and to the extent that the SEC continues to interpret the 1940 Act to require pass-through voting privileges for variable contract owners. Insurance Company reserves the right to vote Trust shares held in any segregated asset account in its own right to the extent permitted by law.

16. (a) Insurance Company agrees to indemnify and hold harmless the Trust, the Adviser, and each of its trustees, directors, officers, employees, agents and each person, if any, who controls the Trust within the meaning of the Securities Act of 1933 (the "Act") (the Trust and such persons collectively, "Trust Indemnified Person") against any losses, claims, damages or liabilities to which a Trust Indemnified Person may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) are related to the sale or acquisition of the Trust's shares or the Contracts and arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in information furnished by Insurance Company for use in the Registration Statement or prospectus of the Trust or in the Registration Statement or prospectus for the Variable Account, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or arise out of or as a result of conduct, statements or representations (other than statements or representations contained in the prospectus and Trust-prepared sales literature of the Trust) of Insurance Company or its agents with respect to the sale and distribution of contracts for which Trust shares are an underlying investment or arise out of a breach of this Agreement; and Insurance Company will reimburse any legal or other expenses reasonably incurred by a Trust Indemnified Person in connection with investigating or defending any such loss, claim, damage, liability or action. This indemnity agreement will be in addition to any liability which Insurance Company may otherwise have.

    (b) The Trust agrees to indemnify and hold harmless Insurance Company and each of its directors, officers, employees, agents and each person, if any, who controls Insurance Company within the meaning of the Act (Insurance Company and such persons collectively, "Insurance Company Indemnified Person") against any losses,

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         claims, damages or liabilities to which an Insurance Company
         Indemnified Person may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) are related to the operations of the Trust or to the sale or acquisition of the Trust's shares or the Contracts and arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement or prospectus or Trust-prepared sales literature of the Trust, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or arise out of or are based upon the Trust's failure to keep each of the Trust options fully diversified and qualified as a regulated investment company as required by the applicable provisions of the Code, the 1940 Act, and any other law or regulation, or arise out of a breach of this Agreement and the Trust will reimburse any legal or other expenses reasonably incurred by an Insurance Company Indemnified Person in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Trust will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or omission or alleged omission made in such Registration Statement or prospectus in conformity with written information furnished to the Trust by Insurance Company specifically for use therein or in Insurance Company-prepared sales literature. This indemnity agreement will be in addition to any liability which the Trust may otherwise have.

    (c) The Adviser agrees to indemnify and hold harmless each Insurance Company Indemnified Person against any losses, claims, damages or liabilities to which an Insurance Company Indemnified Person may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) are related to the operations of the Trust or to the sale or acquisition of the Trust's shares or the Contracts and arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement or prospectus or Adviser-prepared sales literature of the Trust, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or arise out of or are based upon the Adviser's failure to keep each of the Trust and its Portfolios fully diversified and qualified as a regulated investment company as required by the applicable provisions of the Code, the 1940 Act, and any other law or regulation, or arise out of a breach of this Agreement and the Adviser will reimburse any legal or other expenses reasonably incurred by each Insurance Company Indemnified Person in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Adviser will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or omission or alleged omission made in such Registration Statement or prospectus in conformity with written information furnished to the Adviser by Insurance Company specifically for use therein or Insurance Company-prepared sales literature. This indemnity agreement will be in addition to any liability which the Adviser may otherwise have.

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    (d)  The Trust and the Adviser shall indemnify and hold each Insurance
         Company Indemnified Person harmless against any and all liability, loss, damages, costs or expenses which an Insurance Company Indemnified Person may incur, suffer or be required to pay directly due to the Trust's or Adviser's (or their designated agent's) (1) incorrect calculation of the daily net asset value, dividend rate or capital gain distribution rate; (2) incorrect reporting of the daily net asset value, dividend rate or capital gain distribution rate; or
         (3) untimely reporting of the net asset value, dividend rate or capital gain distribution rate. Any gain to Insurance Company attributable to the Trust's, or Adviser's (or their designated agent's) incorrect calculation or reporting of the daily net asset value shall be immediately returned to the Trust.

    (e) Promptly after receipt by an indemnified party under this paragraph of notice of the commencement of action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this paragraph, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under this paragraph. In case any such action is brought against any indemnified party, and it notified the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate, at its own expense, therein and, to the extent that it may wish, assume the defense thereof, with counsel satisfactory to such indemnified party. After notice from the indemnifying party to such indemnified party of its election to assume the defense of such action, the indemnified party shall bear the fees and expenses of any additional counsel retained by it, and the indemnifying party will not be liable to such party under this paragraph for any legal or other expenses subsequently incurred by such indemnified party independently in connection with the defense thereof other than reasonable costs of investigation.

    (f) Nothing herein shall entitle an indemnified party to special, consequential or exemplary damages or damages of like kind or nature and with respect to section 14(d) hereof all liability, loss and damages shall be limited to the amount required to correct the value of the account as if there had been no incorrect calculation or reporting or untimely reporting of net asset value, dividend rate or capital gain distribution rate.

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17. If, in the course of future marketing of the Contracts, Insurance Company or its agents shall request, in writing assistance from the Trust's sales personnel which is beyond the scope of the services and materials to be provided under the terms of this Agreement, compensation (which will be negotiated by the Trust and Insurance Company) shall be paid by Insurance Company to the Trust.




                                  GENERAL AMERICAN LIFE INSURANCE COMPANY


July 27, 1994                     By   /s/ Robert J. Banstetter
------------------------------      -------------------------------------
Date                                   Vice President


                                  VAN ECK INVESTMENT TRUST


July 19, 1994                     By   /s/ John C. van Eck
                                    -------------------------------------
                                       John C. van Eck, President


                                  VAN ECK ASSOCIATES CORPORATION


July 19, 1994                     By   /s/ John C. van Eck
                                    -------------------------------------
                                       John C. van Eck, President

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                            EXHIBIT A
                 TO FUND PARTICIPATION AGREEMENT
                              AMONG
             GENERAL AMERICAN LIFE INSURANCE COMPANY,
                VAN ECK INVESTMENT TRUST<F*> AND
                 VAN ECK ASSOCIATES CORPORATION
                       DATED JULY 27, 1994
             ----------------------------------------

Fund
----

Worldwide Hard Assets Fund (Formerly Gold and Natural Resources Fund)

Worldwide Emerging Markets Fund



                                                                      1998



[FN]
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<F*>Now named Van Eck Worldwide Insurance Trust

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